Exhibit 10.27

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into effective as of December 31, 2008, by and between Marilyn B. Neal (the “Executive”) and Local Insight Media Holdings, Inc., a Delaware corporation (the “Company,” which term includes any subsidiary, affiliate or successor of Local Insight Media Holdings, Inc. that may employ Executive from time to time).

RECITALS

WHEREAS, the Company, as assignee of Local Insight Media LLC and Local Insight Regatta Holdings, Inc., and the Executive are parties to an Employment Agreement dated as of January 2, 2007 (the “Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein, including to comply with the requirements for nonqualified deferred compensation arrangements under Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1. Section 2.2 of the Agreement, Term, is hereby amended by adding the following sentence to the end of such Section:

This Agreement shall automatically be extended for successive one (1)-year periods unless either party gives notice of non-extension to the other party no later than ninety (90) days prior to the expiration of the then-current term.

2. Section 3.2 of the Agreement, Bonuses, is hereby amended by adding the following sentence to the end of such Section:

Effective on and after December 31, 2008, the amount, time and form of payment of any bonus amount awarded to the Executive hereunder shall be determined under the terms of the Executive Bonus Plan for the applicable fiscal year.

3. This Amendment shall enter into effect as of the date first set forth above. Except to the extent that this Amendment expressly modifies the Agreement, the Agreement shall remain in full force and effect.

4. This Amendment may be executed in counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic photocopy (i.e., a “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement on the dates set forth below, effective as of the date first set forth above.

LOCAL INSIGHT MEDIA HOLDINGS, INC.

By:	/s/ Scott A. Pomeroy
Scott A. Pomeroy
President and Chief Executive Officer

Date:	December 23, 2008

EXECUTIVE

By:	/s/ Marilyn B. Neal
Marilyn B. Neal

Date:	December 31, 2008

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